UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 15, 2015
Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place
P.O. Box 3453
Sunnyvale, California 94088-3453
(Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
 Equity Interest Purchase Agreement
On October 15, 2015, Advanced Micro Devices, Inc. (the “Company”) entered into an Equity Interest Purchase Agreement (the “Equity Interest Purchase Agreement”) with Nantong Fujitsu Microelectronics Co., Ltd., a Chinese joint stock company (“JV Party”), under which the Company will sell to JV Party a majority of the equity interests in AMD Technologies (China) Co. Ltd. a wholly-foreign owned enterprise incorporated as a limited liability company (the “Chinese Target Company”) and Advanced Micro Devices Export Sdn. Bhd., a Malaysian limited liability company (the “Malaysian Target Company”) and, together with the Chinese Target Company, the “Target Companies”), thereby forming two joint ventures (collectively, the “JVs”) with JV Party in a transaction valued at approximately $436 million (the “Transaction”). The JV Party will acquire 85% of the equity interests in each JV for approximately $371 million and the Company estimates it will receive approximately $320 million cash, net of taxes and other customary expenses. After closing, JV Party’s affiliates will own 85% of the equity interests in each JV while the Company’s subsidiaries (the “Company Shareholders”) will own the remaining 15%. The Transaction will result in the JVs providing assembly, testing, marking, packing and packaging services to the Company. The Company plans to account for its investment in the JV under the equity method of accounting.
The Equity Interest Purchase Agreement includes representations, warranties and covenants, as well as covenants restricting the Company from permitting the Target Companies to take certain corporate actions in between signing of the Equity Purchase Agreement and the closing of the Transaction. The Equity Interest Purchase Agreement contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties, covenants and agreements. Consummation of the Transaction (the “Closing”) is subject to the satisfaction or waiver of certain closing conditions, including, among other matters: (i) the absence, subject to certain materiality standards, of breaches of representations, warranties or covenants; (ii) receipt of certain government approvals; and (iii) the absence of proceedings or litigation that would restrain, enjoin or render illegal any transactions contemplated by the Equity Interest Purchase Agreement.
The Equity Interest Purchase Agreement may be terminated prior to Closing: (i) by either the Company or JV Party in the event that (A) any governmental authority issues an order or ruling restraining, enjoining or rendering illegal any transactions contemplated by the Equity Interest Purchase Agreement, (B) there is a material breach of a representation, warranty or covenant such that the conditions to Closing would not be satisfied, (C) certain conditions have not been satisfied or waived by the 270th date from the date of the Equity Interest Purchase Agreement (or longer time period in certain circumstances); or (ii) by the mutual consent of the parties.
The Equity Interest Purchase Agreement also has related agreements including: (i) with respect to the Malaysian Target Company, a Shareholders’ Agreement, and with respect to the Chinese Target Company, a Joint Venture Contract (collectively the “Shareholders’ Agreements”), governing the joint venture relationships from and after the Closing, (ii) an IP License Agreement (the “IP License Agreement”), (iii) a Manufacturing Services Agreement (the “Manufacturing Services Agreement”), (iv) a Transition Services Agreement (the “Transition Services Agreement”); and (v) a Trademark License Agreement (the “Trademark License Agreement”).
A copy of the Equity Interest Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Equity Interest Purchase Agreement and the Transaction does not aim to be complete and is qualified in its entirety by reference to the full text of the Equity Interest Purchase Agreement. It is not intended to provide any other factual information about the Company or JV Party. In particular, the assertions embodied in the representations and warranties in the Equity Interest Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Equity Interest Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should not rely on the representations and warranties in the Equity Interest Purchase Agreement as they are not necessarily characterizations of the actual state of facts or condition of the Company, JV Party or any of their respective subsidiaries and affiliates. The representations and warranties should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.
Shareholders’ Agreement

At the Closing, the applicable Company Shareholder, will enter into the Shareholder’ Agreements with JV Party that will set forth the rights and obligations of the parties. The initial board of directors for each of the JVs will consist of five directors, with the applicable Company Shareholder entitled to designate two directors and the JV Party entitled to designate three directors (with the Company Shareholder’s board designation rights being reduced to one director and one observer per Target Company if the Company Shareholder’s equity stake in a Target Company is reduced below 10%). Under the Shareholders’ Agreement, the Target Companies will not be allowed to take certain corporate actions without unanimous board approval. The Shareholders’ Agreements will also restrict the ability of each shareholder to sell any Target Company securities, subject to certain exceptions.
IP License Agreement
At the Closing, each of the Target Companies will enter into an IP License Agreement with the Company that sets forth the licenses that the Company and the applicable Target Company grants the other. Under the IP License Agreement, AMD will grant the Target Companies a non-exclusive, perpetual and irrevocable license under the intellectual property and to the technology owned and used by the Company in the back-end processing business at the existing facilities. The license will include the right for each Target Company to make improvements to the licensed intellectual property and technology solely for the internal use in the back-end processing business at each facility. Each Target Company will grant the Company a non-exclusive, perpetual, irrevocable license under the intellectual property in any improvements to the Company-licensed intellectual property and technology that the Target Company creates during the term of the agreement (i.e., five years, unless earlier terminated). The Target Companies will not be required to disclose the technology comprising the improvements.
Manufacturing Services Agreement
At the Closing, each of the Target Companies will enter into a Manufacturing Services Agreement with the Company, pursuant to which the Target Companies will perform back-end processing services for certain of the Company’s products. The Company will agree to purchase its requirements for back-end processing services for those products currently being processed at the Target Companies as of the effective date of the agreement as well as any products as listed in the product roadmap attached to the agreement, in each case subject to certain limitations, including with respect to certain products dual-sourced from other third party back-end processing facilities. The applicable Target Company will have the right to bid on new products, but the Company will have no obligation to purchase back-end processing services for such new products, although the applicable Target Company will have certain preferential consideration if the applicable Target Company meets certain requirements. The term of each agreement will be five years. The Company may terminate the agreement in the event the applicable Target Company materially breaches the agreement and fails to cure such breach or undergoes a change of control event.
Transition Services Agreement
At the Closing, each of the Target Companies will enter into a Transition Services Agreement with the Company, under which the Company will provide certain transitional IT, financial, engineering, general managerial and other services for a limited duration in order to assist the applicable Target Company to carry out the activities contemplated by the Manufacturing Services Agreement.
Trademark License Agreement
At the Closing, under the Trademark License Agreement, the Company will grant the applicable Target Company a non-exclusive license under the AMD mark and logo in association with the conduct of its business of providing assembly, testing, marking, packing and packaging services, but not bump and sort. The license will include the right to create a combination mark with the name of JV Party in a form mutually-agreed by the parties.
Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
The information in this report furnished pursuant to Items 2.02 and 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 and 7.01 of this report.

On October 15, 2015, the Company announced its financial position and results of operations as of and for its fiscal quarter ended September 26, 2015 in addition to announcing its entry into the Equity Interest Purchase Agreement in a press release that is attached hereto as Exhibit 99.1. Attached hereto as Exhibit 99.2 is financial information and commentary by Devinder Kumar, Senior Vice President, Chief Financial Officer and Treasurer of the Company, regarding the Company’s fiscal quarter ended September 26, 2015.
To supplement the Company’s financial results presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company’s earnings press release and CFO commentary contain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP research and development and marketing, general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share, Adjusted EBITDA and non-GAAP free cash flow. The Company believes that the supplemental non-GAAP financial measures assist investors in comparing AMD’s core performance by excluding items that it believes are not indicative of the Company’s underlying operating performance. The Company cautions investors to carefully evaluate the financial results calculated in accordance with GAAP and the supplemental non-GAAP financial measures and reconciliations. The Company’s non-GAAP financial measures are not intended to be considered in isolation and are not a substitute for, or superior to, financial measures calculated in accordance with GAAP.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Description
10.1	*Equity Interest Purchase Agreement, dated as of October 15, 2015, by and between Advanced Micro Devices, Inc. and Nantong Fujitsu Microelectronics Co., Ltd.
99.1	Press release dated October 15, 2015
99.2	CFO Commentary on Results of Third Fiscal Quarter ended September 26, 2015

*Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, 17 CFR 229.601(b)(2). The schedules and exhibits contain financial statements, confidential employee data, contracts related to the operation of the Target Companies in addition to schedules and exhibits customary to a transaction of this nature. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Forward-Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the JV Party, the Target Companies, the Transaction and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company and JV Party, as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties’ control. Therefore, you should not place undue reliance on such statements.
Factors which could cause actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that required governmental approvals for the Transaction are not obtained; (2) disputes relating to the Transaction; (3) uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; (4) risks that the proposed Transaction disrupts the current plans and operations of the Company or JV Party; (5) the ability of the Company and JV Party to retain and hire key personnel; (6) competitive responses to the Transaction; (7) unexpected costs, charges or expenses resulting from the Transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (9) the parties’ ability to achieve the growth prospects and benefits expected from the Transaction; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, filed with the SEC. The Company does not undertake any intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2015	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Devinder Kumar
	Name:	Devinder Kumar
	Title:	Chief Financial Officer, Senior Vice President & Treasurer